UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

AmpliTech Group, Inc.

(Exact name of registrant as specified in our charter)

Nevada	001-40069	27-4566352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Plant Avenue, Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 521-7831

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMPG	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	AMPGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2024, the Company held its 2024 Annual Shareholders Meeting (“2024 ASM”). As of the record date of October 22, 2024, 11,091,601 shares of the Company’s Common Stock were outstanding and entitled to vote. At the 2024 ASM, 9,786,377 shares of Common Stock, representing approximately 88% of the total number of shares of Common Stock entitled to vote, were represented in person or by proxy, constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at the 2024 ASM, each of which received a sufficient number of votes to pass.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until such person resigns, is removed or otherwise leaves office:

	FOR	WITHHELD	BROKER NON-VOTE
Fawad Maqbool	3,915,832	390,525	5,480,020
Louisa Sanfratello	3,906,503	399,854	5,480,020
Matthew Kappers	3,595,345	711,012	5,480,020
Andrew Lee	3,568,574	737,783	5,480,020
Daniel Mazziota	3,601,906	704,451	5,480,020

2.	A proposal to ratify the appointment of Sadler, Gibb & Associates, LLC, as our independent registered public accounting firm for our fiscal year ending December 31, 2024:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,740,616	844,852	200,909	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

AmpliTech Group, Inc.

	By:	/s/ Fawad Maqbool
Fawad Maqbool
Chief Executive Officer

Dated: December 19, 2024